                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the use of our report dated February 19, 1999 on the financial statements of Callon Petroleum Company (and to all references to our Firm) included in or made a part of this Registration Statement of Callon Petroleum Company.


                               /s/  ARTHUR ANDERSEN LLP
                               ------------------------


New Orleans, Louisiana
September 27, 1999